Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No.1 to Registration Statement No. 333-82242 of ClearOne Communications, Inc. on Form S-4 of our report dated March 1, 2002, appearing in the Annual Report on Form 10-KSB of E.mergent, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
April 4, 2002